UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

SAFARI ASSOCIATES INC.
(Name of small business in its charter)

Utah	0-30215	87-9369569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12753 Mulholland Dr, Beverly Hills, Ca	90210
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:   (310) 733-0879

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 6, 2006, the existing director of the Company Michael A. Konecny appointed Zirk Engelbrecht as a director nominee to serve as the new member of the Board of Directors. The appointment will not take effect until at least ten days in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder. After the ten day period, Zirk Engelbrecht will become Chairman of the Board of Directors and Mr. Konecny will resign. On the eve of March 6, 2006, Chairman of the Board and President, Mort Berger passed away after battling a long illness. Mr. Konecny appointed Zirk Engelbrecht as President.

The following table sets forth the names and positions of the current officers and directors of the Company.  The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

The directors and executive officers currently serving the Company are as follows:

NAME	AGE	POSITION
Zirk Engelbrecht	49	President, Incoming Chairman
Lillian Berger	71	Secretary, Treasurer, and a Director since 1986

The directors named above will serve until the first annual meeting of the Company’s stockholders following completion of the share exchange transaction or until their successors have been appointed.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

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Biographical Information

ZIRK ENGELBRECHT- Mr. Engelbrecht holds a degree in Mechanical Engineering. Mr. Engelbrecht has extensive experience with public companies in South Africa and the United States and has overseen the venture capital phase and public registration of numerous public companies since 1994.

LILLIAN BERGER - Secretary/Treasurer/Director- She has been an officer and director of the Company since 1986. She graduated from Hunter College in June, 1951, Phi Beta Kappa and Cum Laude. Her major at Hunter College was economics and she was president of the Economics Society. She holds a Common Branches License in the state of New York as to teach up to the eighth grade. She taught in the New York City Public School system from September, 1952 to June, 1957.Thereafter, she taught in the Port Chester New York Public School system from September 1967 to June 1986. She then retired and has worked as a substitute teacher and school aid at different times to date. She is the wife of Morton Berger, the president of the Company.

PRINCIPAL SHARE OWNERSHIP

The following table sets forth, as of March 6, 2006, (immediately following the Exchange), stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Lillian Berger
13 Eastbourne Drive
Spring Valley, NY 10977

Morton Berger
13 Eastbourne Drive
Spring Valley, NY 10977

Henry Steeneck
2676 Old Yorktown Road
Yorktown Heights, NY 10598

Stephen Steeneck
2676 Old Yorktown Road
Yorktown Heights, NY 10598
	415,415 43,315 110,000 110,000	27.97% 3.05% 7.40% 7.40%
All officers and directors as a group	680,730	45.82%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFARI ASSOCIATES INC.

By: /s/ Izak Zirk Englebrecht

Date: March 14, 2006

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